EXHIBIT 10.26

Execution Version

AMENDMENT TO

FORWARD PURCHASE SHARE AGREEMENT

THIS AMENDMENT, dated as of May 3, 2022 (this “Amendment”), to that certain forward share purchase agreement (the “Forward Share Purchase Agreement”), dated as of December 22, 2021, by and among Merida Merger Corp. I, a Delaware corporation, renamed Leafly Holdings Inc. (the “Company”), and Castle Creek Arbitrage, LLC on behalf of the accounts listed in Appendix A of the Forward Share Purchase Agreement (each an “Investor” and together the “Investors”). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Forward Share Purchase Agreement.

WHEREAS, the Business Combination has been consummated and the Business Combination Closing Date has occurred;

WHEREAS, the Company and the Investors desire to amend the Forward Share Purchase Agreement to extend the term of the Forward Share Purchase Agreement and to make the other changes set forth in this Amendment.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein and in the Forward Share Purchase Agreement, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

1.1
Amendments to the Forward Share Purchase Agreement.

(a)
Section 1(a) of the Forward Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(a) Forward Share Purchase. Subject to the conditions set forth in Section 4, on August 1, 2022 (the “Put Date”), each Investor may elect to sell and transfer to the Company, and the Company shall purchase from each such Investor, all or any portion of the number of Shares that are then held by each Investor, but not to exceed the amount of Shares with respect to each Investor set forth on Appendix A unless otherwise agreed in writing by all Parties, at a price per Share equal to $10.31 per Share (the “Shares Purchase Price”). Each Investor shall, notify the Company and the Escrow Agent (as defined below) in writing not later than 5:00 p.m. Eastern Time on July 25, 2022 whether or not such Investor is exercising such Investor’s right to sell any of the Shares held by such Investor to the Company pursuant to this Agreement (each, a “Shares Sale Notice”), and the Escrow Agent and the Company shall each promptly provide written confirmation of the receipt of such Shares Sale Notice. Any Investor that fails to timely deliver a Shares Sales Notice in accordance with the immediately preceding sentence shall be deemed to have forfeited its right to sell any Shares to the Company pursuant to this Agreement.

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(b)
Section 1(b) of the Forward Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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(b) Shares Closing. If a Shares Sale Notice is timely delivered by any Investor to the Company and the Escrow Agent, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice (the “Shares Closing”) shall occur on the Put Date (the “Shares Closing Date”). On the Shares Closing Date, each selling Investor shall deliver, or make available for delivery by way of DWAC, the Shares subject to the applicable Shares Sale Notice free and clear of all liens and encumbrances to the Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to

(i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold by such selling Investor (with respect to any particular selling Investor, the “Investor Shares Purchase Price”), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall promptly deliver such sold Shares to the Company.

(c)
Section 2(a) of the Forward Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(d)
No Short Sales. Until the Put Date, each Investor agrees not to engage in any transactions involving any Short Sales involving any securities of Merida or the Company. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934 (as amended, the “Exchange Act”).

(d)
Section 2(f) of the Forward Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(f) Shareholdings. As of the date of May 2, 2022, the Investors collectively hold 465,289 Shares, with the per Investor holding of Shares set forth on Appendix A hereto.

(e)
Section 4(b) of the Forward Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

[Intentionally deleted]

(f)
Section 4(c) of the Forward Share Purchase Agreement is hereby amended by amending and restating the second sentence (only) of Section 4(c) as follows:

Each Investor shall give written notice to the Company and the Escrow Agent of any open market sale of Shares pursuant to this Section 4(c) or any other disposition of the Shares, including pursuant to the delivery of Shares in connection with the exercise of any derivative transactions entered into by such Investor (which shall be treated as a sale for purposes of Section 3.1 of the Escrow Agreement), within three (3) Business Days following the date of such sale or other transfer (each, an “Open Market Sale Notice”), and each Open Market Sale Notice shall include the date of the sale or other transfer, the number of Shares sold or transferred, and

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confirmation that the sale price per Share was greater than $10.01 per Share prior to the payment of any commissions due by the Investor for the sale.

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(g)
Section 5 of the Forward Share Purchase Agreement is hereby amended restated in its entirety as follows:

5. Closing Conditions. The obligation of the Company to purchase the Shares at the Shares Closing from an Investor under this Agreement shall be subject in all respects to such Shares being free and clear of all liens and other encumbrances as of the Shares Closing and such Shares being continuously held by such Investor from the closing of the Business Combination through the Put Date.

1.2
Additional Deposit to Escrow Account. Concurrently with the execution of this Amendment, the Company shall ensure there is $4,797,129.59 in the Escrow Account (the “New Escrow Amount”) and such New Escrow Amount will be deemed to be the Escrowed Funds for the exclusive benefit of the Investors. The New Escrowed Amount will be sufficient to pay the aggregate Shares Purchase Price (as amended by this Amendment) in respect of all Shares held by the Investors in the event the Investors elect to sell all their Shares on the Put Date.

1.3
Disclosure. The Company has not disclosed to any Investor any material non-public information with respect to the Company or its securities other than any such information that shall be publicly disclosed by the Company either by the issuance of a press release or the filing with the Commission a Current Report on Form 8-K, in each case, by 9:00 a.m., Eastern Time on the first Business Day immediately following the date that the Parties enter into this Amendment. Thereafter, the Company shall not provide Investor with any information which could restrict the Investor in trading of the securities of the Company without the prior written consent of the Investor.

1.4
Indemnification. For the avoidance of doubt, the Parties agree that “Indemnitor” as used and defined in Section 4(g) of the Agreement includes the Company from and after the Business Combination date.

1.5
Agreement in Effect. Except as expressly amended by this Amendment, the Forward Share Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Forward Share Purchase Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

1.6
Effectiveness. This Amendment shall be valid and enforceable as of the date of this Amendment, and shall form a part of the Forward Share Purchase Agreement for all purposes hereafter, and may not be revoked by any party hereto.

1.7
Governing Law; Jurisdiction. This Agreement, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity

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and interpretation of this Agreement, shall be brought exclusively in the Court of Chancery

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or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware, and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

COMPANY:

LEAFLY HOLDINGS INC., a Delaware

corporation

By: /s/ Suresh Krishnaswamy

Name: Suresh Krishnaswamy

Title: Chief Financial Officer

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[Signature Page to Amendment to Forward Share Purchase Agreement]

INVESTOR:

CASTLE CREEK ARBITRAGE, LLC on behalf of

the Accounts listed on Appendix A of the Forward Share Purchase Agreement

By: /s/ Allan Weine

Name: Allan Weine

Title:

CIO

[Signature Page to Amendment to Forward Share Purchase Agreement]

Appendix A

Investor	Number of Shares
CC Arbitrage, Ltd.	111,437
CC Arb West LLC	353,852